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                                  WARRANT AGREEMENT

                                       BETWEEN

                                LAMONTS APPAREL, INC.

                                         AND

                              _________________________,
                                   as Warrant Agent








                            Dated as of ____________, 199_


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

                                  TABLE OF CONTENTS
ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    Section 1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES . . . . . . . . . . . . . .4
    Section 2.1  Form of Warrant Certificates. . . . . . . . . . . . . . . . . . . .4
    Section 2.2  Execution of Warrant Certificates . . . . . . . . . . . . . . . . .4
    Section 2.3  Issuance of Warrant Certificates. . . . . . . . . . . . . . . . . .5
    Section 2.4  Transfer and Exchange of Warrant Certificates . . . . . . . . . . .5
    Section 2.5  Lost, Stolen, Mutilated or Destroyed Warrant Certificates . . . . .6

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

EXERCISE PRICE AND EXERCISE OF WARRANTS. . . . . . . . . . . . . . . . . . . . . . .6
    Section 3.1  Exercise Price. . . . . . . . . . . . . . . . . . . . . . . . . . .6
    Section 3.2  Registration of Warrant Shares. . . . . . . . . . . . . . . . . . .6
    Section 3.3  Exercise of Warrants. . . . . . . . . . . . . . . . . . . . . . . .7
    Section 3.4  Issuance of Warrant Shares. . . . . . . . . . . . . . . . . . . . .8
    Section 3.5  Certificates for Unexercised Warrants . . . . . . . . . . . . . . .8
    Section 3.6  Reservation of Warrant Shares . . . . . . . . . . . . . . . . . . .9
    Section 3.7  No Impairment . . . . . . . . . . . . . . . . . . . . . . . . . . .9
    Section 3.8  Disposition of Proceeds . . . . . . . . . . . . . . . . . . . . . .9
    Section 3.9  Payment of Taxes and Charges. . . . . . . . . . . . . . . . . . . .9

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

ADJUSTMENTS, NOTICE PROVISIONS AND ISSUANCE OF ADDITIONAL SECURITIES . . . . . . . 10
    Section 4.1  Adjustment of Exercise Price. . . . . . . . . . . . . . . . . . . 10
    Section 4.2  Sales of Certain Securities . . . . . . . . . . . . . . . . . . . 11
    Section 4.3  No Adjustments to Exercise Price. . . . . . . . . . . . . . . . . 13
    Section 4.4  Adjustment of Number of Shares. . . . . . . . . . . . . . . . . . 13
    Section 4.5  Reorganizations . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 4.6  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . 14
    Section 4.7  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . 14
    Section 4.8  Notice of Certain Actions . . . . . . . . . . . . . . . . . . . . 14
    Section 4.9  Certificate of Adjustments. . . . . . . . . . . . . . . . . . . . 14

                                       (ii)


    Section 4.10  Warrant Certificate Amendments . . . . . . . . . . . . . . . . . 15
    Section 4.11  Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF WARRANT CERTIFICATES 15
Section 5.1  Split Up, Combination, Exchange and Transfer of Warrant
             Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 5.2  Cancellation of Warrant Certificates. . . . . . . . . . . . . . . . . 16

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

PROVISIONS CONCERNING THE WARRANT AGENT. . . . . . . . . . . . . . . . . . . . . . 16
    Section 6.1  Resignation or Removal of Warrant Agent . . . . . . . . . . . . . 16
    Section 6.2  Notice of Appointment . . . . . . . . . . . . . . . . . . . . . . 17
    Section 6.3  Merger of Warrant Agent . . . . . . . . . . . . . . . . . . . . . 17
    Section 6.4  Company Responsibilities. . . . . . . . . . . . . . . . . . . . . 17
    Section 6.5  Certification for the Benefit of Warrant Agent. . . . . . . . . . 17
    Section 6.6  Liability of Warrant Agent. . . . . . . . . . . . . . . . . . . . 18
    Section 6.7  Use of Attorneys, Agents and Employees. . . . . . . . . . . . . . 18
    Section 6.8  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 18
    Section 6.9  Acceptance of Agency. . . . . . . . . . . . . . . . . . . . . . . 19
    Section 6.10 Conflict of Interest. . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.1  Changes to Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.2  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.3  Successor to Company. . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 7.5  Defects in Notice . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.6  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.7  Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.8  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.10 Availability of the Agreement . . . . . . . . . . . . . . . . . . . . 21
Section 7.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.12 Rights of Warrant Holders . . . . . . . . . . . . . . . . . . . . . . 22

                                       (iii)

                                  WARRANT AGREEMENT

    THIS WARRANT AGREEMENT (the "Agreement") is made as of ________________, 199_ between LAMONTS APPAREL, INC., a Delaware corporation (as reorganized pursuant to Chapter 11, Title 11 of the United States Code) (the "Company"), and the Warrant Agent (as defined herein).

                                   WITNESSETH THAT:

    WHEREAS, pursuant to a Plan of Reorganization of the Company (the "Plan"), and a confirmation order confirming the Plan issued by the United States Bankruptcy Court for the Western District of Washington, the Company proposes to issue and deliver Warrant Certificates evidencing Warrants (each, as defined herein) to acquire up to an aggregate of 3,003,557 shares, subject to adjustment, of Common Stock (as defined herein);

    WHEREAS, the Company desires the Warrant Agent to act, and the Warrant Agent is willing to act, on behalf of the Company in connection with the issuance, exchange, transfer, substitution and exercise of Warrants; and

    WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

    NOW THEREFORE in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    Section 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings (all terms defined herein in the singular are to have the correlative meanings when used in the plural and vice versa):

    "AFFILIATE" means, with respect to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing.

     "AGGREGATE EQUITY TRADING VALUE" means, as of any date, the product of
(a) either (i) if the Common Stock is listed on any national securities exchange or quoted on a national quotation system, the average of the daily Closing Prices of the Common Stock for the five (5) Trading Days immediately preceding such date, or (ii) if the Common Stock is not so listed or quoted, the fair market value per share of the Common Stock determined in good faith by the Company's Board of Directors as of a date within 30 days of such date, multiplied by (b) the total number of issued and outstanding shares of Common Stock as of such date (assuming for purposes of determining such number of shares the exercise in full of all in-the-money options outstanding on such date to purchase shares of Common Stock and, for purposes of determining whether the Class B Initial Exercise Date has occurred, the exercise of all Class B Warrants which are exercisable as of such date).

    "CLASS A INITIAL EXERCISE DATE" means the first date on which the Aggregate Equity Trading Value equals or exceeds Twenty Million Dollars ($20,000,000.00).

    "CLASS B INITIAL EXERCISE DATE" means the first date on which the Aggregate Equity Trading Value equals or exceeds Twenty-Five Million Dollars ($25,000,000.00).

    "CLASS A WARRANTS" means the Class A Warrants exercisable for shares of Common Stock issued pursuant to this Agreement and the Plan.

    "CLASS B WARRANTS" means the Class B Warrants exercisable for shares of Common Stock issued pursuant to this Agreement and the Plan.

    "CLOSING PRICE" means, for any date, the last sale price reported in the WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed if that is the principal market for the Common Stock or, if not listed on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the average of the closing high bid and low asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any, or if the Common Stock is not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any NASD member selected by the Company.

    "COMMON STOCK" means the Class A Common Stock of the Company, par value $.01 per share.

    "COMPANY ORDER" means a written order from the Company executed by an officer of the Company regarding the issuance and delivery of Warrant Certificates.

    "DATE OF EXERCISE" means, with respect to any Warrant, the date on which such Warrant is exercised.

    "EXPIRATION DATE" means __________, 200_ [10 years following the Effective Date].

    "OFFICERS' CERTIFICATE" means a certificate signed by any two of the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, an Assistant Secretary or the Controller of the Company.

    "PERSON" means any natural person, corporation, partnership, trust, joint venture, limited liability company, or any other entity or organization.

    "RESTRICTED SECURITIES" means the Warrants issued to any Affiliate of the Company on the date hereof and any Warrant Shares which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (i) have been sold pursuant to an effective registration statement under the Securities Act or, (ii) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Warrant Agent has delivered new Warrant Certificates not bearing the legend prescribed by Section 2.4 hereof.

    "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

    "TRADING DAYS" means, with respect to the Common Stock (i) if the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

    "WARRANT AGENT" means ____________________ or any successor Warrant Agent appointed pursuant to Section 6.2 hereof.

    "WARRANT AGENT'S OFFICE" means, for so long as ______________ shall be the Warrant Agent, the principal business address of __________________________ as specified in Section 7.4 and, thereafter, the office or agency maintained by the successor Warrant Agent in the Borough of Manhattan, New York, New York or the principal office of the successor Warrant Agent.

    "WARRANT CERTIFICATES" means the certificates representing the Warrants.

    "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of any Warrant.

    "WARRANTS" means, collectively, the Class A Warrants and Class B Warrants.

                                      ARTICLE II

               ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

    Section 2.1 FORM OF WARRANT CERTIFICATES. The Warrant Certificates shall be issued in registered form only and shall be substantially in the form of EXHIBIT A attached hereto. In addition, the Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage, provided, however, that no such change shall be made which affects the duties or obligations of the Warrant Agent without the consent of the Warrant Agent or the Company without the consent of the Company. Each Warrant shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one share of Common Stock at the Exercise Price (as defined in Section 3.1), subject to adjustment pursuant to the provisions of Article IV hereof.

    Section 2.2 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificate may be countersigned by the Warrant Agent, and issued and delivered to the person entitled to receive the Warrant represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

    Section 2.3 ISSUANCE OF WARRANT CERTIFICATES. Upon receipt of a written Company Order, the Warrant Agent shall within five (5) business days complete and countersign Warrant Certificates representing the total number of Warrants to be issued and shall thereafter deliver such Warrant Certificates in accordance with such Company Order. The Warrant

Agent shall maintain books (the "Warrant Register") for the registration of Warrant Certificates and the registration of transfers of Warrant
Certificates.

    Section 2.4  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES.

         (a) Warrant Certificates evidencing Restricted Securities and only such Warrant Certificates will bear a legend in substantially the following form:

         NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR
         (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


         (b) Following the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities shall, upon request of the Company, deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend.

         (c) Subject to paragraph (a) above, the Warrant Agent shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant Certificate in the Warrant Register upon surrender at the Warrant Agent's Office of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the registered Warrant holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant Certificate shall be countersigned by the Warrant Agent and issued to the transferee and the surrendered Warrant Certificate shall promptly be canceled by the Warrant Agent. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed by the registered holders, at the Warrant Agent's Office, with written instructions, for other Warrant Certificates countersigned by the Warrant Agent representing in the aggregate a like number of Warrants. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

    Section 2.5 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a substitute Warrant Certificate, but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested by either the Company or the Warrant Agent, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                     ARTICLE III

                       EXERCISE PRICE AND EXERCISE OF WARRANTS

    Section 3.1 EXERCISE PRICE. Each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof subject to the provisions thereof and of this Agreement, to purchase from the Company at any time after (a) in the case of the Class A Warrants, the opening of business on the Class A Initial Exercise Date and (b) in the case of the Class B Warrants, the opening of business on the Class B Initial Exercise Date, and in each case before 5:00 p.m., New York time, on the Expiration Date, one share of Common Stock for each of the Warrants specified therein, at a purchase price of $0.01 per share (the "Exercise Price") or such adjusted number of shares at such adjusted exercise price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full in accordance with Section 3.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one Warrant Share pursuant to the Warrant Certificates reflecting all appropriate adjustments made in accordance with the provisions of Article IV hereof.

    Section 3.2 REGISTRATION OF WARRANT SHARES. The Company shall secure the effective registration of the Warrants and the Warrant Shares under the Securities Act and applicable state laws and maintain such registration or qualification in effect, all in accordance with and to the extent required by the Registration Rights Grant adopted pursuant to the Plan. Promptly after a registration statement under the Securities Act covering the Warrants has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrants to be mailed to the Warrant Agent.

    Section 3.3    EXERCISE OF WARRANTS.

         (a) Commencing (i) in the case of the Class A Warrants, at the opening of business on the Class A Initial Exercise Date and (ii) in the case of the Class B Warrants, at the opening of business on the Class B Initial Exercise Date, Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the Warrant Agent's Office with the Election to Purchase form set forth on the reverse of the Warrant Certificate duly completed and executed by the registered holder thereof or his attorney duly authorized in writing, accompanied by payment in full, as set forth below, to the Warrant Agent for the account of the Company the Exercise Price for each share of Common Stock as to which Warrants are exercised and any taxes that the registered holder is required to pay as set forth in Section
3.9. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, (ii) delivery to the Company of that number of shares of Common Stock, duly endorsed, having an aggregate Fair Market Value (as defined in Section 4.1(d)) equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased or (iii) by any combination of (i) and (ii). In the alternative, the holder of a Warrant Certificate may exercise its right to purchase some or all of the Warrant Shares subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such holder receives that number of Warrant Shares subscribed to pursuant to such Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the Date of Exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to pursuant to such Warrant Certificate. A registered Warrant holder may exercise all or any number of whole Warrants represented by a Warrant Certificate.

         (b) Upon receiving notice that any Warrants are to be exercised, the Warrant Agent will promptly provide a notice of exercise to the Company (the "Exercise Notice"). The Exercise Notice shall set forth the name of the registered holder, the number of Warrants to be exercised, the number of shares to be issued, the Date of Exercise, the method of payment and the Warrant Certificate number. Promptly following the receipt by the Company of an Exercise Notice, the Company shall provide to the Warrant Agent, in the event that shares of Common Stock are surrendered in payment of the Exercise Price, with the aggregate Fair Market Value with respect to such shares of Common Stock. If, upon exercise of any Warrants, shares of Common Stock are surrendered to the Warrant Agent, the Warrant Agent shall promptly deliver such shares of Common Stock to the Company. If, upon exercise of any Warrants, shares of Common Stock are surrendered in an amount in excess of the amount to be applied to the Exercise Price of Warrants exercised, then the Warrant Agent shall so notify the Company and the Company shall deliver the amount of such excess in the form of shares of Common Stock to the holder.

         (c) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the due surrender for exercise of the Warrant Certificate and payment to the Warrant Agent for the account of the Company of the Exercise Price and any applicable taxes that the registered holder is required to pay as set forth in Section 3.9. Each Person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares at the close of business on the date on which the Warrant Certificate was duly surrendered to the Warrant Agent and payment of the Exercise Price and any such applicable taxes was made to the Warrant Agent for the account of the Company, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (whether before or after the Expiration Date).

         (d) The Warrant Agent may deem and treat the person named as the registered holder on the face of any Warrant as the true and lawful owner thereof for all purposes. If the Warrant Agent is instructed to deliver shares upon the exercise of Warrants or to deliver a Warrant Certificate representing unexercised Warrants, in either case registered in a name or names other than the name or names in which a Warrant Certificate tendered in connection with such exercise is registered, the Warrant Agent may require such documents, and such evidence of payment of applicable transfer taxes, as it may deem necessary to enable it to carry out the instructions of the bearer.

    Section 3.4 ISSUANCE OF WARRANT SHARES. As soon as practicable and no later than ten (10) business days after the Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue a certificate or certificates for the number of full Warrant Shares to which the holder is entitled, registered in accordance with the instructions set forth in the Election to Purchase, together with cash, as provided in Section 4.11 hereof, in respect of any fractional share. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, security interests and charges created by the Company in respect of the issuance thereof.

    Section 3.5 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within ten (10) Business days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other Person as shall be designated in the Election to Purchase, a new Warrant Certificate representing the number of Warrants not exercised.

    Section 3.6 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

    Section 3.7 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, stock split, stock dividend or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Warrant holders against impairment in accordance herewith. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) from time to time take all such action as may be reasonably necessary to assure that the par value of the Common Stock is at all times equal to or less than the Exercise Price (including without limitation approving and submitting to the stockholders of the Company for approval an amendment to the Company's Restated Certificate of Incorporation to reduce such par value), (c) take all such action as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and
(d) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants.

    Section 3.8 DISPOSITION OF PROCEEDS. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall concurrently deliver to the Company all funds (after payment of the Warrant Agent's fees and expenses as provided herein) and deliver to the Company for cancellation all shares of Common Stock applied to the purchase of Warrant Shares upon exercise of Warrants.

    Section 3.9 PAYMENT OF TAXES AND CHARGES. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Warrant Shares upon the exercise of any Warrants, provided, however, any additional transfer taxes in connection with the issuance of Warrant Certificates or Certificates for Warrant Shares in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not issue or deliver any Warrant Certificate or Certificates for Warrant Shares and the Warrant Agent shall not be required to deliver any Warrant Certificates or Warrant Shares until such taxes shall have been paid or it has been established to the Company's and the Warrant Agent's satisfaction that no tax is due. The Warrant Agent shall have no duty to determine if any tax is due.

                                  ARTICLE IV

                   ADJUSTMENTS, NOTICE PROVISIONS AND ISSUANCE
                           OF ADDITIONAL SECURITIES

    Section 4.1 ADJUSTMENT OF EXERCISE PRICE. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock or any class thereof, (ii) subdivide or reclassify the outstanding shares of Common Stock or any class thereof into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

         (b) In case the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Fair Market Value on such record date the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class other than Common Stock or (ii) of evidences of its indebtedness or
(iii) of assets (excluding cash
dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 4.1(a) hereof) or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 4.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Fair Market Value per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Fair Market Value per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under Section 4.1(b) or 4.1(c) hereof, the "Fair Market Value" per share at any date (the "Computation Date") shall be as follows: (i) if the Common Stock is listed on a national securities exchange or quoted on a national quotation system, the Current Market Price, which shall be deemed to be the average of the Closing Prices of the Common Stock for the five (5) Trading Days immediately preceding the Computation Date; PROVIDED, HOWEVER, that if there shall have occurred prior to the Computation Date any event described in Section 4.1(a), 4.1(b) or 4.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 5-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Fair Market Value may be minimized or (ii) if there is no public market for Common Stock, the fair market value per share of Common Stock as determined in good faith by the Company's Board of Directors.

    Section 4.2  SALES OF CERTAIN SECURITIES.

         (a) In case the Company shall on or after the date hereof issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding Excluded Securities, as defined in Subsection 4.2(b) below) to any Affiliate, officer, director or employee of the Company at a price per share less than the Closing Price of a share of Common Stock on the date of such issuance, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock the Aggregate Consideration Receivable (as defined in Subsection 4.2(d) below) would purchase at the Closing Price per share on such date, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock sold or offered for subscription or purchase. Such adjustment shall be made successively whenever such issuance shall occur. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

         (b) "Excluded Securities" means (i) rights, options, warrants, or convertible or exchangeable securities issued in any of the transactions described in Section 4.1(b), 4.1(c) and 4.5 hereof, (ii) shares of Common Stock issuable upon exercise of the Warrants; (iii) shares of Common Stock issuable upon exercise of rights, options or warrants or conversion or exchange of convertible or exchangeable securities issued or sold under circumstances causing an adjustment pursuant to this Section 4.2, (iv) options to purchase up to 1,333,729 shares of Common Stock that are issued to employees and directors of the Company and its subsidiaries pursuant to the Lamonts Apparel, Inc. [1997]Stock Option Plan and any shares of Common Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such stock option plan, any additional options or shares of Common Stock issuable or issued upon the exercise thereof), (v) the New Class C Warrants (as defined in the Plan) and any shares of Common Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional New Class C Warrants or shares of Common Stock issuable or issued upon the exercise thereof) and (vi) the Gordian Warrants (as defined in the Plan) and any shares of Common Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional Gordian Warrants or shares of Common Stock issuable or issued upon the exercise thereof).

         (c) The price per share of Common Stock referred to in Subsection 4.2(a) above shall be determined by dividing (i) the Aggregate Consideration Receivable in respect of the Common Stock, rights, options, warrants or convertible or exchangeable securities issued, by (ii) the total number of shares of Common Stock issued or covered by such rights, options, warrants or convertible or exchangeable securities.

         (d) "Aggregate Consideration Receivable" means the aggregate amount paid to the Company for the Common Stock, rights, options, warrants or convertible or exchangeable securities, plus the aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be payable for the shares of Common Stock covered thereby.

         (e) In case the Company shall sell and issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property (other than cash) or services or its equivalent, then in determining the "price per share of Common Stock" referred to in Sections 4.2(a) and 4.2(c) above and the "Aggregate Consideration Receivable" referred to in Sections 4.2(a), 4.2(b), 4.2(c) and 4.2(d) above, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair value of said property.

    Section 4.3 NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price in accordance with the provisions of Section 4.1(a), 4.1(b) or 4.1(c) or Section 4.2(a) hereof need be made unless such adjustment would amount to a change of at least .5% in such Exercise Price of the Warrant Certificates; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.3 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

    Section 4.4 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to Subsection 4.1(a), (b) or (c) or Subsection 4.2(a) hereof, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

    Section 4.5 REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant was fully exercisable and had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

    Section 4.6 INTENTIONALLY OMITTED.

    Section 4.7 INTENTIONALLY OMITTED.

    Section 4.8  NOTICE OF CERTAIN ACTIONS.  In the event the Company shall:

         (a) declare any dividend payable in stock to the holders of the Common Stock or make any other distribution in property other than cash to the holders of the Common Stock;

         (b) offer to the holders of the Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

         (c) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall mail notice of such proposed action to the Warrant Agent at least thirty (30) days prior to such action and shall cause the Warrant Agent to mail such notice to each registered holder of a Warrant Certificate. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice to the Warrant Agent shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 4.8, at least fifteen (15) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by paragraph (c) of this Section 4.8, at least fifteen (15) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

    Section 4.9 CERTIFICATE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare an Officers' Certificate setting forth such adjustment to be mailed to the Warrant Agent, to each other transfer agent for the Common Stock and to each registered holder of a Warrant Certificate at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price and the number of Warrant Shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. With respect to adjustments made pursuant to Section 4.2(a) hereof, such notice shall be made as soon as practicable thereafter. The Warrant Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

    Section 4.10 WARRANT CERTIFICATE AMENDMENTS. Irrespective of any adjustments pursuant to this Article IV, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrant Certificates and deliver the same to the Warrant Agent in substitution for existing Warrant Certificates.

    Section 4.11 FRACTIONAL SHARES. The Company shall not be required upon the exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article IV to the Exercise Price or number of Warrant Shares purchasable under each Warrant or otherwise. If more than one Warrant is exercised at one time by the same registered holder, the number of full Warrant Shares which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a Warrant Share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment to the registered holders of the Warrants in respect of such final fraction in an amount equal to the same fraction of the Closing Price of a Warrant Share, as determined by the Company on the basis of the Closing Price per share of Common Stock on the business day next preceding the date of such exercise. The registered holder of each Warrant Certificate, by his acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional Warrant

Share upon exercise of the Warrants.  All calculations under this Section
4.11 shall be made to the nearest hundredth of a share.

                                      ARTICLE V

                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND
             CANCELLATION OF WARRANT CERTIFICATES

    Section 5.1 SPLIT UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates of the same type representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at the Warrant Agent's Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfers of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at the Warrant Agent's Office with the form of Assignment thereon duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

    Section 5.2 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 3.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

                                  ARTICLE VI

                       PROVISIONS CONCERNING THE WARRANT AGENT

    Section 6.1 RESIGNATION OR REMOVAL OF WARRANT AGENT. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving at least thirty (30) days prior notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein. If for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

    Section 6.2 NOTICE OF APPOINTMENT. Not later than five (5) business days prior to the effective date of the appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

    Section 6.3 MERGER OF WARRANT AGENT. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificate in its own name.

    Section 6.4  COMPANY RESPONSIBILITIES.  The Company agrees that it shall
(i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all reasonable expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash or taxes due pursuant to this Agreement; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement. In no case shall the Warrant Agent be required to advance its own funds for any purpose under this Agreement.

    Section 6.5 CERTIFICATION FOR THE BENEFIT OF WARRANT AGENT. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the President, a Vice President, the Secretary, Assistant Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be conclusively relied upon by the Warrant Agent for any action or refusal to act taken or suffered in good faith by it under the provisions of this Agreement, without further investigation; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable including, without limitation, an opinion of counsel to the Company. In addition, the Warrant Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization to the Warrant Agent in respect of any action taken or omitted to be taken in good faith, in reliance on such opinion.

    Section 6.6 LIABILITY OF WARRANT AGENT. The Warrant Agent shall be liable hereunder solely for direct damages resulting from its own gross negligence, bad faith or wilful misconduct provided, further, that the Warrant Agent shall not be liable for any special or consequential damages in connection with any liability hereunder. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery thereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Warrant Shares or other securities will when issued be validly authorized and issued and fully paid and non-assessable.

    Section 6.7 USE OF ATTORNEYS, AGENTS AND EMPLOYEES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

    Section 6.8 INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such party.

    Section 6.9 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

    Section 6.10 CONFLICT OF INTEREST. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

                                     ARTICLE VII

                                    MISCELLANEOUS

    Section 7.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, and the Warrant Agent, together, with the written consent of the registered holder or holders of at least 50% of the outstanding Warrants may amend or supplement this Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates. The Warrant Agent may conclusively rely on a certificate of the Company regarding any such changes.

    Section 7.2 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

    Section 7.3 SUCCESSOR TO COMPANY. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

    Section 7.4 NOTICES. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

              Lamonts Apparel, Inc.
              12413 Willows Road N.E.
              Kirkland, WA 98034
              Attention: Ms. Debbie Brownfeld

    With a copy to:

              Skadden, Arps, Slate, Meagher & Flom
              300 South Grand Avenue
              Los Angeles, CA 90071
              Attention: Michael A. Woronoff, Esq.

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

              ------------------

              ------------------
              ------------------

    With a copy to:

              ------------------
              ------------------
              ------------------

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, three (3) days after mailing if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

    Section 7.5 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 4.1 or Section 4.2 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

    Section 7.6 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

    Section 7.7 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

    Section 7.8 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    Section 7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

    Section 7.10 AVAILABILITY OF THE AGREEMENT. The Company shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section
7.4 hereof.

    Section 7.11 ENTIRE AGREEMENT. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

    Section 7.12 RIGHTS OF WARRANT HOLDERS. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

                     [Remainder of page intentionally left blank]

                     WARRANT AGREEMENT COUNTERPART SIGNATURE PAGE

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                                       LAMONTS APPAREL, INC.

                                       By:
                                          --------------------------------
                                           Name:
                                           Title:

                                       --------------------------------- ,
                                       as Warrant Agent

                                       By: -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                     FORM OF

                        CLASS [A] [B] WARRANT CERTIFICATE

    NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR
      THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
     OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY
        NOT BE SOLD  OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION
          STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE
        SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN
        EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
                    AND ANY APPLICABLE STATE SECURITIES LAWS.

NO. W [A][B]-_____

                   CERTIFICATE FOR____________CLASS [A][B] WARRANTS

                           NOT EXERCISABLE AFTER 5:00 P.M.,
       NEW YORK CITY TIME, ON ______, 200_ [10 YEARS FOLLOWING EFFECTIVE DATE]

                                LAMONTS APPAREL, INC.

                      COMMON STOCK PURCHASE WARRANT CERTIFICATE

    THIS CERTIFIES that ________________ or its registered assigns is the registered holder (the "Registered Holder") of ___________ Class [A][B] Warrants, each of which represents the right to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Lamonts Apparel, Inc., a Delaware corporation (the "Company"), at an initial exercise price (the "Exercise Price") equal to $.01 per share, at the times provided in the Warrant Agreement (as hereinafter defined), by surrendering this Warrant Certificate, with the ELECTION TO PURCHASE on the reverse hereof duly executed, at the principal office of _____________ or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), at ______________________, and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price may be made at the option of the holder hereof by (i) cash, certified check or a wire transfer in same day funds in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, (ii) delivery to the Company of that number of shares of Common Stock having an aggregate Fair Market Value equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased or (iii) by any combination of (i) and (ii). In the alternative, the Registered Holder may exercise its right to purchase some or all of the Warrant Shares subject to Warrant Certificate, on a net basis, such that, without the exchange of any funds, the Registered Holder receives that number of Warrant Shares subscribed to pursuant to this Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to pursuant to this Warrant Certificate.

    No Warrant may be exercised after 5:00 P.M., New York City time, on _________, 200_ (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement.

    Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the Warrant Agent's Office with the ASSIGNMENT on the reverse hereof. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

    Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

    Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the Warrant Agent's Office as set forth in the Warrant Agreement. Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted. No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

    This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ______, 199_ between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof. All capitalized terms not defined herein shall have the meaning set forth in the Warrant Agreement.

    This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

    This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.


                                  LAMONTS APPAREL, INC.


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

Seal                              Attest:


                                  -------------------------------
                                  Assistant Secretary

Countersigned:                    -------------------------------,
                                  as Warrant Agent


Dated:                            By:
                                     ----------------------------
                                     Authorized Signature

                         FORM OF ELECTION TO PURCHASE


    The undersigned hereby irrevocably elects to exercise ________________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:_________________________________________________________________
                                        (NAME)

__________________________________________________________________________
                            (ADDRESS, INCLUDING ZIP CODE)

__________________________________________________________________________
                    (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_______________________________________________________________
                                        (NAME)

at________________________________________________________________________
                            (ADDRESS, INCLUDING ZIP CODE)


    If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.

    In full payment of the exercise price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of
$         by (i) $______ in cash, certified check or wire transfer in same day funds, (ii) surrender to the Warrant Agent of certificate no(s) ____________ representing ______ shares of Common Stock duly endorsed to the Warrant Agent,
(iii) a combination of (i) an (ii) or (iv) exercising the Warrants exercised on a net basis such that the number of shares of Common Stock otherwise receivable by the Registered Holder pursuant to the Warrants exercised shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value equal to the exercise price with respect to the Warrants exercised.


Date: ______________, 19__     _____________________________________
                                            Signature

                                     (Signature must conform in all
                                       respects to name of holder
                                       as specified on the face of
                                       the Warrant Certificate.)

                                 ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


NAME OF ASSIGNEE                 ADDRESS                   NO. OF WARRANTS
----------------                 -------                   ---------------





and does hereby irrevocably constitute and appoint_____________________________, Attorney, to make such transfer on the books of Lamonts Apparel, Inc. maintained for that purpose, with full power of substitution in the premises.

Date: ______________, 19__     ___________________________________________
                                         Signature

                                  (Signature must conform in all
                                    respects to name of holder
                                    as specified on the face of
                                    the Warrant Certificate.)